UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  June 28, 2010

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-149235 (Commission File Number)	26-0745273 (I.R.S. Employer Identification No.)

211 Warren Street Newark, NJ	07103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 286-2899

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On or about June 28, 2010, Chertoff Group, L.L.C., informed Bioneutral Group, Inc. (the “Corporation”) that Chertoff Group, L.L.C. had terminated the August 26, 2009 Advisory Agreement between Chertoff Group, L.L.C and the Corporation.

Item 7.01 Regulation FD Disclosure.

On August 19, 2010, the Corporation issued a press release announcing that it has submitted its application to the U.S. Environmental Protection Agency of the Corporation’s Ygiene™ antimicrobial for approval for use as a bactericide, fungicide, sporicide on hard, non-porous surfaces in hospitals, health care facilities and other commercial uses.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated August 19, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioneutral Group, Inc.

By:	/s/ Stephen J. Broward
Stephen J. Broward
Chief Executive Officer

Date:      August 19, 2010

EXHIBIT INDEX

No.	Description

99.1	Press Release dated August 19, 2010

3